Exhibit 10.1

Equity Transfer Agreement

Transferor: Tea Essence Limited (hereinafter referred to as “Party A”)

Transferee: Tea Essence Health Tech (HangZhou) Co.,Ltd. (hereinafter referred to as “Party B”)

WHEREAS: Party A lawfully holds 100% of the equity in Xi’an Cell and Molecule Information Technology Co., Ltd.(hereinafter referred to as “the Company”). Now Party A decides to transfer the equity it holds in the Company, and the request of Party A for the equity transfer has been approved by all the investors of the Company.

WHEREAS: Party B agrees to acquire the 100% equity held by Party A in the Company.

WHEREAS: The investors of the Company also agree that Party B shall acquire the 100% equity held by Party A in the said Company.

Through friendly consultations and in line with the principles of equality, mutual benefit and reaching unanimity through consultation, both Party A and Party B have reached the following agreement on the equity transfer matters:

Article 1 Equity Transfer

1. Party A agrees to transfer the equity it holds in the Company, namely 100% of the registered capital of the Company, to Party B, and Party B agrees to acquire the same.

2. The equity that Party A agrees to sell and Party B agrees to purchase includes all incidental interests, rights and obligations thereunder (including the obligation to contribute to the subscribed registered capital that has not been fully contributed), and the aforesaid equity is not subject to any (including but not limited to) liens, mortgages and other third-party interests or claims.

3. After this Agreement comes into effect, Party A shall not assume any responsibilities or obligations regarding the operation and management as well as the creditor’s rights and debts of the Company.

Article 2 Equity Transfer Price and Payment Method of the Price

1. Party A agrees to transfer its 100% equity in the Company to Party B at the price of RMB 1,500,000.00 under the conditions stipulated in this Contract, and Party B agrees to acquire such equity at this price.

2. Party B agrees to pay the contract price to Party A in the following manner: Party B agrees to pay RMB 15,0000.00 to Party A on the date of signature by both parties to this contract; after both Party A and Party B have completed the registration of the equity transfer at the local Industrial and Commercial Administration, Party B shall pay the remaining price of RMB 1,350,000.00 to Party A.

Article 3 Representations of Party A

1. Party A is the sole owner of the equity to be transferred as stipulated in Article 1 of this Agreement.

2. As a shareholder of the Company, Party A has fully fulfilled the obligation to contribute to the registered capital of the Company.

3. As of the effective date of this Agreement, Party A shall completely withdraw from the operation of the Company and no longer participate in the distribution of the Company’s property and profits.

Article 4 Representations of Party B

1. Party B shall assume liability for the Company to the extent of its capital contribution.

2. Party B acknowledges and shall perform the revised articles of association of the Company.

3. Party B undertakes to pay the price in the manner stipulated in Article 2 of this Contract.

Article 5 Allocation of Expenses Related to Equity Transfer

Both parties agree that the relevant expenses arising from handling the equity transfer procedures stipulated in this Contract shall be borne by Party B.

Article 6 Rights and Obligations of Shareholders, including the Bearing of the Company’s Profits and Losses (Including Creditor’s Rights and Debts)

1. As of the effective date of this Agreement, Party B shall actually exercise the rights as a shareholder of the Company and fulfill the corresponding shareholder obligations. When necessary, Party A shall assist Party B in exercising shareholder rights and fulfilling shareholder obligations, including signing relevant documents in the name of Party A.

2. As of the effective date of this Agreement, Party B shall, in accordance with the proportion of equity it holds, lawfully share profits and bear risks as well as losses.

Article 7 Amendment and Termination of the Agreement

In case of any of the following circumstances, this Agreement may be amended or terminated, provided that both Party A and Party B shall sign an amendment or termination agreement.

1. Due to force majeure or external causes that, although without fault of one of the parties, cannot be prevented, resulting in the inability to perform this Agreement.

2. One of the parties loses the actual ability to perform the contract.

3. Due to the breach of contract by one party, which has seriously affected the economic interests of the other party, making the performance of the contract unnecessary.

4. Due to the change of circumstances, both parties concerned have reached an agreement through negotiation.

5. Other circumstances for amending or terminating the agreement as stipulated in the contract occur.

Article 8 Liability for Violate of Contract

1. If one party to the agreement fails to perform or seriously violates any provisions of this agreement, the breaching party shall indemnify the observing party for all economic losses. Unless otherwise stipulated in the agreement, the observing party also has the right to request the termination of this agreement and claim compensation from the breaching party for all economic losses suffered thereby.

2. If Party B fails to pay the equity price on time as stipulated in Article 2 of this Contract, it shall pay a late fee at the rate of 1 ‰ of the amount of the delayed payment for each day of delay. After Party B pays the late fee to Party A, if the losses caused to Party A by Party B’s breach of contract exceed the amount of the late fee, or if Party B’s breach of contract causes other damages to Party A, it shall not affect Party A’s right to claim compensation for the excess part or other damages.

Article 9 Confidentiality

1. Without the written consent of the other party, neither party shall disclose to any third party the trade secrets or relevant information known during the performance of the agreement, nor shall they disclose the content of this agreement and relevant file materials to any third party, except where disclosure is required by laws and regulations.

2. The confidentiality is independent and shall remain valid regardless of whether this agreement is signed, amended, terminated or otherwise.

Article 10 Dispute Resolution

All disputes arising from the performance of this Agreement or in connection with this Agreement between Party A and Party B shall be resolved through friendly negotiations. If the negotiations fail, either party shall have the right to resolve the disputes in the following 1 way:

1. Submit the disputes to the Wuhan Arbitration Commission for arbitration, and the arbitration shall be conducted in accordance with the arbitration rules that are currently in effect of the Commission at the time of submission. The arbitration award shall be final and binding on both Party A and Party B.

2. Respectively file lawsuits with the people’s court.

Article 11 Effectiveness Clause and Others

1. This agreement shall come into effect on the date when both Party A and Party B have signed and affixed their seals.

2. After this agreement comes into effect, if one party intends to amend this agreement, it shall notify the other party in writing ten working days in advance. A supplementary agreement shall be signed after both parties reach a written consensus through negotiation. The supplementary agreement shall have the same legal effect as this agreement.

3. Any matters not covered during the implementation of this agreement shall be resolved by both Party A and Party B through friendly consultations in a practical and realistic manner. Where both parties reach a consensus through consultations, a supplementary agreement shall be signed. The supplementary agreement shall have the same legal effect as this agreement.

4. The conclusion, validity, interpretation, termination and dispute resolution of this agreement shall be governed by the relevant provisions of the laws of the People’s Republic of China.

5. Both Party A and Party B shall cooperate with the company to complete the examination and approval procedures related to the change of shareholders as soon as possible, and handle the corresponding industrial and commercial change registration procedures.

6. The original of this agreement is made in quadruplicate. Each of Party A and Party B shall hold one copy, one copy shall be kept on file by the company, and one copy shall be submitted to the industrial and commercial registration authority. All copies have the same legal effect.

Transferor: (Official Seal and Signature of the Legal Representative)

Transferee: (Official Seal and Signature of the Legal Representative)